UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2011
CAPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33934	26-1294270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey	08210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 465-5600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 11, 2011, Cape Bancorp, Inc. entered into an Agreement of Sale to sell and lease back the Cape Bank complex and an adjoining vacant lot. The sale is subject to customary closing conditions and is anticipated to occur in the second quarter of 2011. The Company anticipates a pre-tax profit of approximately $3.2 million. A copy of the Agreement of Sale is filed as Exhibit 1.0 to this report.
Item 9.01. Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

1.0	Agreement of Sale dated April 11, 2011 between Cape Regional Holdings, LLC and Cape Bancorp, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.
DATE: April 14, 2011	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer